UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K/A
                              (Amendment No.  1)

                               CURRENT REPORT

                    Pursuant to section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 13, 1998
                                                  ---------------


                              fonix corporation
---------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



                                 Delaware
---------------------------------------------------------------------------
 (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
---------------------------          ------------------------------------
  (Commission file number)             (I.R.S. Employer Identification No.)



   1225 Eagle Gate Tower, 60 East South Temple Street
   Salt Lake City, Utah                                        84111
 --------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 328-0161



                               Not Applicable
---------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

                             EXPLANATORY NOTE

     On March 30, 1998, fonix corporation, a Delaware corporation (the "Company" or "fonix"), filed a Current Report on Form 8-K dated as of March 13, 1998, and pertaining to the Merger of AcuVoice, Inc., a California corporation with and into fonix Acquisition Corporation, a wholly-owned subsidiary of the Company. This Amendment No. 1 is filed to submit the audited and unaudited financial statements of AcuVoice, Inc., and certain pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements and Exhibits.                              Page
                                                                       -------
  (a)  Financial Statements of Business Acquired.

       (1)  Audited Financial Statements of AcuVoice, Inc.................F-1

            Report of Independent Public Accountants..................... F-2

            Audited Balance Sheets as of November 30, 1997
              and 1996....................................................F-3

            Audited Statements of Operations for the Years Ended
              November 30, 1997, 1996 and 1995............................F-4

            Audited Statements of Stockholders' Deficit for the
              Years Ended November 30, 1997, 1996 and 1995................F-5

            Audited Statements of Cash Flows for the Years Ended
              November 30, 1997, 1996 and 1995............................F-6

            Notes to Audited Financial Statements.........................F-8

       (2)  Unaudited Financial Statements of AcuVoice, Inc..............F-15

            Unaudited Balance Sheet as of February 28, 1998..............F-16

            Unaudited Statements of Operations for the Fiscal
              Quarters Ended February 28, 1998 and 1997..................F-17

            Unaudited Statements of Cash Flows for the Fiscal
              Quarters Ended February 28, 1998 and 1997..................F-18

            Notes to Unaudited Financial Statements......................F-19

  (b)  Pro Forma Financial Information.

            Unaudited Pro Forma Condensed Consolidated
              Statements of Operations For the Year Ended
              December 31, 1997...........................................P-1

            Unaudited Pro Forma Condensed Consolidated
              Statements of Operations for the Quarter Ended
              February 28, 1998...........................................P-2

            Notes to Unaudited Pro Forma Condensed Consolidated
              Statements of Operations....................................P-3

  (c)  Exhibits.  The following are filed as exhibits to this Current
       Report:

     Exhibit
       No.                 Description
     ________       ____________________________________

        (2) Agreement and Plan of Reorganization among fonix, FAC and AcuVoice, dated as of January 13, 1998, incorporated by reference from the Company's Current Report on Form 8-K, dated as of March 13, 1998

        (23)        Consent of Arthur Andersen LLP, filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                fonix corporation



                                By: /s/ Douglas L. Rex
                                    ------------------------------------
                                    Douglas L. Rex
                                    Chief Financial Officer

Date:    May 21, 1998

                                  EXHIBIT INDEX

     Exhibit
       No.                 Description
     ________       ____________________________________

        (2) Agreement and Plan of Reorganization among fonix, FAC and AcuVoice, dated as of January 13, 1998.

                    Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Reorganization are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Reorganization, but that are not filed herewith will be provided to the Commission upon request therefor.

          (23)      Consent of Arthur Andersen LLP

                          ACUVOICE, INC.

                          FINANCIAL STATEMENTS
                          AS OF NOVEMBER 30, 1997 AND 1996 AND
                          FOR EACH OF THE THREE YEARS IN THE
                          PERIOD ENDED NOVEMBER 30, 1997
                          TOGETHER WITH REPORT OF
                          INDEPENDENT PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To AcuVoice, Inc.:

We have audited the accompanying balance sheets of AcuVoice, Inc. (a California corporation) as of November 30, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AcuVoice, Inc. as of November 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1997 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  April 17, 1998

                                ACUVOICE, INC.

                               BALANCE SHEETS
                      AS OF NOVEMBER 30, 1997 AND 1996





                                                                  1997              1996
                                                             --------------     --------------
                                    ASSETS
                                    ------
CURRENT ASSETS:
  Cash and cash equivalents                                  $     803,087      $      44,179
  Accounts receivable                                                2,278             16,950
  Prepaid expenses                                                     800                800
                                                             --------------     --------------
    Total current assets                                           806,165             61,929

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $18,003 and $10,143, respectively                              11,867             13,397

    Total assets                                             $     818,032       $     75,326
                                                             ==============     ==============

                    LIABILITIES AND STOCKHOLDERS' DEFICIT
                    -------------------------------------

CURRENT LIABILITIES:
  Note payable to fonix corporation                          $    500,000        $       -
  Note payable to stockholder and officer                         135,328              76,150
  Notes payable to stockholders                                    43,990              43,990
  Other notes payable                                             146,673             146,673
  Line of credit                                                   49,250                -
  Accounts payable                                                 16,335               2,015
  Accrued liabilities                                              88,133             371,388
                                                             --------------     --------------
    Total current liabilities                                     979,709             640,216

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' DEFICIT:

Preferred stock, 4,450,000 shares authorized:
  Series A, convertible; 2,000,000 shares issued and
    outstanding (aggregate liquidation preference of
    $1,000,000)                                                 1,000,000           1,000,000
  Series B, convertible; 50,000 shares issued and
    outstanding (aggregate liquidation preference of
    $300,000)                                                     300,000             300,000
  Series C, convertible; 1,846,000 shares issued and
    outstanding (aggregate liquidation preference of
    $230,750)                                                     230,750             230,750
  Series D, convertible; 200,000 shares issued and
    outstanding (aggregate liquidation preference of
    $100,000)                                                     100,000             100,000
  Series E, convertible; 200,000 shares issued and
    outstanding (aggregate liquidation preference of
    $400,000)                                                     400,000             400,000
  Common stock, no par value; 50,000,000 shares
    authorized; 8,881,920 and 8,611,920 shares issued
    and outstanding, respectively                               1,042,437             797,412
  Accumulated deficit                                          (3,234,864)         (3,393,052)
                                                              --------------     --------------
    Total stockholders' deficit                                  (161,677)           (564,890)
                                                              --------------     --------------
    Total liabilities and stockholders' deficit           $       818,032      $       75,326
                                                              ==============     ==============


  The accompanying notes are an integral part of these financial statements

                                ACUVOICE, INC.

                           STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995



                                        1997             1996                  1995
                                  ______________     ______________      ______________

REVENUES:

  Software sales                  $     141,627      $      23,415       $       6,975
  License fees                          625,000            350,000                  -
                                  ______________     ______________      ______________

        Total revenues                  766,627            373,415               6,975
                                  ______________     ______________      ______________

OPERATING EXPENSES:
  Research and development              332,809            818,247             180,475
  General and administrative            242,289            145,032             148,690
                                  ______________     ______________      ______________

        Total operating expenses        575,098            963,279             329,165
                                  ______________     ______________      ______________

OPERATING INCOME (LOSS)                 191,529           (589,864)           (322,190)
                                  ______________     ______________      ______________

OTHER INCOME (EXPENSE):
  Interest income                         4,716                 -               14,321
  Interest expense                      (38,057)           (32,163)            (23,678)
                                  ______________     ______________      ______________

Total other expense, net                (33,341)           (32,163)             (9,357)
                                  ______________     ______________      ______________


NET INCOME (LOSS)                 $     158,188      $    (622,027)      $    (331,547)
                                  ==============     ==============      ==============



   The accompanying notes are an integral part of these financial statements.

                              ACUVOICE, INC.

                    STATEMENTS OF STOCKHOLDERS' DEFICIT
            FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995



                                                    Series A Preferred                 Series B Preferred
                                              -------------------------------    -------------------------------
                                                   Shares          Amount             Shares          Amount
                                              --------------   --------------    --------------   --------------
Balance, November 30, 1994                        2,000,000    $   1,000,000            50,000    $     300,000

Issuance of common stock for cash                        -                -                 -                -

Issuance of common stock for services                    -                -                 -                -

Net loss                                                 -                -                 -                -
                                              --------------   --------------    --------------   --------------
Balance, November 30, 1995                        2,000,000        1,000,000            50,000          300,000

Issuance of common stock for services                    -                -                 -                -

Net loss                                                 -                -                 -                -
                                              --------------   --------------    --------------   --------------
Balance, November 30, 1996                        2,000,000        1,000,000            50,000          300,000

Issuance of common stock for services                    -                -                 -                -

Net income                                               -                -                 -                -
                                               -------------    -------------    --------------   --------------
Balance, November 30, 1997                        2,000,000     $  1,000,000            50,000         $300,000
                                               =============    =============    ==============   ==============

                                                  Series C Preferred            Series D Preferred         Series E Preferred
                                              ---------------------------  ----------------------------   ----------------------
                                                Shares        Amount         Shares         Amount          Shares       Amount
                                              ------------  ------------   -------------  -------------   ----------   ---------
Balance, November 30, 1994                      1,846,000   $   230,750         200,000   $    100,000      200,000    $ 400,000

Issuance of common stock for cash                      -             -               -              -            -            -

Issuance of common stock for services                  -             -               -              -            -            -

Net loss                                               -             -               -              -            -            -
                                              ------------  ------------   -------------   ------------    ---------   ---------
Balance, November 30, 1995                      1,846,000       230,750         200,000        100,000      200,000      400,000

Issuance of common stock for services                  -             -              -              -             -            -

Net loss                                               -             -              -              -             -            -
                                              ------------  ------------    -------------  ------------    ---------   ---------
Balance, November 30, 1996                      1,846,000       230,750         200,000        100,000      200,000      400,000

Issuance of common stock for services                  -             -              -              -             -            -

Net income                                             -             -              -              -             -            -
                                              ------------  ------------    -------------  ------------    ---------   ---------
Balance, November 30, 1997                      1,846,000   $   230,750         200,000    $   100,000      200,000    $ 400,000
                                              ============  ============    ============   ============    ==========  =========

                                                       Common Stock
                                               -------------------------------       Accumulated
                                                   Shares            Amount            Deficit               Total
                                               --------------   --------------      --------------      --------------
Balance, November 30, 1994                         7,693,800    $     269,240       $  (2,439,478)      $    (139,488)

Issuance of common stock for cash                     22,000           10,000                  -               10,000

Issuance of common stock for services                130,000           58,500                  -               58,500

Net loss                                                  -                -             (331,547)           (331,547)
                                               --------------   --------------      --------------      --------------
Balance, November 30, 1995                         7,845,800          337,740          (2,771,025)           (402,535)

Issuance of common stock for services                766,120          459,672                  -              459,672

Net loss                                                  -                -             (622,027)           (622,027)
                                              ---------------     ------------      --------------      --------------
Balance, November 30, 1996                         8,611,920          797,412          (3,393,052)           (564,890)

Issuance of common stock for services                270,000          245,025                  -              245,025

Net Income                                                -                -              158,188             158,188
                                             ----------------     ------------      --------------      --------------
Balance, November 30, 1997                         8,881,920      $ 1,042,437       $  (3,234,864)      $    (161,677)
                                             ================     ============      ==============      ==============


  The accompanying notes are an integral part of these financial statements

                                ACUVOICE, INC.

                           STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

                Increase (Decrease) in Cash and Cash Equivalents



                                                                    1997               1996               1995
                                                                --------------    --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                             $     158,188     $    (622,027)     $    (331,547)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
   Issuance of common stock for services                               15,428           459,672              3,000
   Depreciation                                                        12,754            10,889              7,187
   Change in assets and liabilities:
     Decrease (increase) in accounts receivable                        14,672           (16,950)                -
     Increase (decrease) in accounts payable                           14,320           (13,143)           (14,177)
     Increase (decrease) in accrued liabilities                       (53,658)          182,790             25,767
                                                                --------------    --------------     --------------
       Net cash provided by (used in) operating
        activities                                                    161,704             1,231           (309,770)
                                                                --------------    --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (5,046)          (11,125)           (11,066)
  Proceeds from notes receivable from stockholder                          -                 -              45,880
                                                                --------------    --------------     --------------
       Net cash provided by (used in) investing
        activities                                                     (5,046)          (11,125)            34,814
                                                                --------------    --------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                   -                 -              10,000
  Net borrowings under line of credit                                  49,250                -                  -
  Proceeds from note payable to fonix corporation                     500,000                -                  -
  Proceeds from note payable to stockholder and officer                53,000                -              76,150
  Proceeds from other notes payable                                        -                 -             100,000
                                                                --------------     -------------     --------------
       Net cash provided by financing activities                      602,250                -             186,150
                                                                --------------     -------------     --------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                         758,908            (9,894)           (88,806)

CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR                                                                 44,179            54,073            142,879
                                                                --------------     -------------     --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                        $     803,087      $     44,179      $      54,073
                                                                ==============     =============     ==============

  The accompanying notes are an integral part of these financial statements.

                               ACUVOICE, INC.

             FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                     1997               1996              1995
                               --------------     --------------     --------------
Cash paid for interest         $       1,798      $      10,000      $           -



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  During 1997 and 1995, the Company issued 252,999 and 123,332 shares of common stock, respectively, in lieu of cash payment for services rendered and accrued of $229,597 and $55,500, respectively.

  During 1997, the Company acquired $6,178 of property and equipment in exchange for a note payable to a stockholder and officer.






  The accompanying notes are an integral part of these financial statements.

                               ACUVOICE, INC.

                      NOTES TO FINANCIAL STATEMENTS


(1)  NATURE OF OPERATIONS

AcuVoice, Inc. (the "Company") was a California corporation engaged in the development and marketing of text-to-human speech synthesis technology known as "concatenative speech synthesis." This is a software-only approach of achieving natural sounding speech from a computer. The Company develops and markets this technology and related products directly to end users, systems integrators and original equipment manufacturers located primarily in the western United States for use in the telecommunications, multi-media, education and assistive technology markets.

On March 13, 1998, all of the Company's outstanding common stock was purchased by fonix Acquisition Corporation, a wholly owned subsidiary of fonix corporation, in a merger transaction. The consideration for the purchase was 2,692,216 shares of fonix corporation restricted common stock and a cash payment of approximately $8,000,000. Subsequent to the merger, fonix Acquisition Corporation changed its name to fonix/AcuVoice, Inc.

On March 9, 1998, all outstanding shares of all series of preferred stock were converted into 4,608,049 shares of common stock. Subsequent to year-end and prior to March 13, 1998, all outstanding notes payable, with the exception of the line of credit and note payable to fonix corporation, were paid in full together with related interest. On March 30, 1998, the outstanding balance on the line of credit was paid in full together with related interest.

(2)  SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash equivalents consist of money market accounts at a bank. At November 30, 1997, the Company had deposits totaling $686,202 at one bank which balance exceeded the federally insured limit.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives of the related assets as follows:

        Computer equipment                      3 years
        Office equipment                        3 years


Maintenance and repairs are charged to expense as incurred. Gains or losses on sales or retirements of property and equipment are included in the determination of net income or loss in the year of disposition.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition." Revenue from software sales is recognized when the product is shipped to the customer. Revenue from license agreements is recognized as determined by the contract terms. The Company has no further obligations for training, post contract services or installation under its current software sales or license agreements.

Research and Development

Research and development costs include expenditures incurred to establish the technological feasibility of new software products or enhancements to existing software products and are expensed as incurred.

Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

Fair Value of Financial Instruments

The book value of the Company's financial instruments approximates fair value. The estimated fair values have been determined using appropriate market information and valuation methodologies.

(3)  PROPERTY AND EQUIPMENT
Property and equipment consist of the following at November 30, 1997 and 1996:

                                              1997              1996
                                          ------------     -------------
     Computer equipment                   $    23,340      $     18,420
     Office equipment                           6,530             5,120
                                          ------------     -------------
         Total                                 29,870            23,540

     Less accumulated depreciation            (18,003)          (10,143)
                                          ------------     -------------
         Net property and equipment       $    11,867      $     13,397
                                          ============     =============

(4)  NOTES PAYABLE

Note Payable to fonix corporation

On November 30, 1997, the Company had a short-term, unsecured, non-interest bearing note payable to fonix corporation in the amount of $500,000. This loan was obtained in connection with fonix corporation's proposed acquisition of the Company (see Note 1). Subsequent to November 30, 1997, the Company borrowed an additional $50,000 from fonix corporation on the same terms.

Note Payable to Stockholder and Officer

On November 30, 1997 and 1996, the Company had unsecured borrowings from a stockholder and officer of $135,328 and $76,150, respectively. Borrowings were payable upon demand and bore interest at 8.5 percent. These borrowings and related interest were repaid on February 27, 1998. The Company believes the terms of the note payable were at least as favorable as the terms that could have been obtained from an unrelated third party in a similar transaction.

Notes Payable to Stockholders

On both November 30, 1997 and 1996, the Company had notes payable to stockholders of $43,990. Borrowings were unsecured, payable upon demand and bore interest at rates ranging from 10 to 12 percent. As of November 30, 1997, $6,000 of these notes payable were in default. All of these notes payable to stockholders and related interest were repaid prior to March 13, 1998. The Company believes the terms of the notes payable to stockholders were at least as favorable as the terms that could have been obtained from an unrelated third party in similar transactions.

Other Notes Payable

At November 30, 1997 and 1996, the Company had the following amounts outstanding as notes payable:



                                              1997                1996
                                             ------------     ------------
     Note payable to a corporation,
       unsecured, payable upon demand,
       interest at 12 percent                $    46,673      $    46,673

     Note payable to an individual,
       unsecured, payable upon demand,
       interest at 8.5 percent                   100,000          100,000
                                             ------------     ------------
                                             $   146,673      $   146,673
                                             ============     ============

As of November 30, 1997, the $100,000 note payable to an individual was in default. Prior to March 13, 1998, these notes payable balances and related interest were paid in full.

Line of Credit

On April 11, 1997, the Company entered into a revolving line of credit agreement (the "Line of Credit") with a bank. Borrowings under the Line of Credit were limited to $50,000, unsecured and due April 1, 2007. The weighted average outstanding balance during the period of availability in 1997 was $33,105. The weighted average interest rate during the period of availability during 1997 was 10.5 percent. The Line of Credit bore an interest rate of 10.5 percent as of November 30, 1997 and interest was payable monthly. The Company had outstanding borrowings of $49,250 under the Line of Credit at November 30, 1997. On March 30, 1998, fonix/AcuVoice, Inc. paid in full the Line of Credit balance and related interest.

(5)  PREFERRED STOCK

Preferred Stock Conversion - On March 9, 1998, all outstanding shares of all series of preferred stock were converted into 4,608,049 shares of common stock based upon the conversion rates described below.

Series A Preferred Stock - In August 1989, the Company authorized the issuance of 2,000,000 shares of Series A Preferred Stock ("Series A") with a liquidation preference of $0.50 per share for $1,000,000. Series A had a stated annual dividend rate of $0.05 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. Series A shares were convertible into common stock at a conversion rate of approximately 1.14 common shares for each Series A share. Series A shares had voting rights equal to one vote per share as calculated if the Series A shares were converted to common stock.

Series B Preferred Stock - In November 1989, the Company authorized the issuance of 50,000 shares of Series B Preferred Stock ("Series B") with a liquidation preference of $6.00 per share for $300,000. Series B had a stated annual dividend rate of $0.60 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. Series B shares were convertible into common stock at a conversion rate of approximately 1.22 common shares for each Series B share. Series B shares had voting rights equal to one vote per share as calculated if the Series B shares were converted to common stock.

Series C Preferred Stock - In September 1991, the Company authorized the issuance of 2,000,000 shares of Series C Preferred Stock ("Series C"). Of the authorized shares, 1,846,000 were issued with a liquidation preference of $0.125 per share. Series C had a stated annual dividend rate of $0.20 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. Series C shares were convertible into common stock at a conversion rate of 1.02 common shares for each Series C share. Series C shares had voting rights equal to one vote per share as calculated if the Series C shares were converted to common stock.

Series D Preferred Stock - In August 1993, the Company authorized the issuance of 200,000 shares of Series D Preferred Stock ("Series D") with a liquidation preference of $0.50 per share for $100,000. Series D had a stated annual dividend rate of $0.05 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. Series D shares were convertible into common stock at a conversion rate of one common share for each Series D share. Series D shares had voting rights equal to one vote per share as calculated if the Series D shares were converted to common stock.

Series E Preferred Stock - In January 1995, the Company authorized the issuance of 200,000 shares of Series E Preferred Stock ("Series E") with a liquidation preference of $2.00 per share for $400,000. These shares were issued as consideration for the cancellation of a distributor agreement. Series E had a stated annual dividend rate of $0.20 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. Series E shares were convertible into common stock at a conversion rate of one common share for each Series E share. Series E shares had voting rights equal to one vote per share as calculated if the Series E shares were converted to common stock.

(6)  INCOME TAXES

There were no income tax provisions/benefits or net assets/liabilities recorded for the year ended November 30, 1995 due to the Company incurring a net operating loss for financial reporting and income tax purposes. Management has provided a valuation allowance equal to the amount of the deferred income tax assets related to the net operating loss carryforwards, capital loss carryovers and research and development credits due to the uncertainty of their realization.

There were no income tax provisions/benefits or net assets/liabilities recorded for the years ended November 30, 1997 and 1996 due to the Company utilizing net operating loss carryforwards to offset current year provisions. The Company reduced the valuation allowance accordingly. Management provided an additional valuation allowance against the increase in research and development credits in 1997 due to the uncertainty of their realization.

As of November 30, 1997, the Company had net operating loss carryforwards and research and development credits for income tax reporting purposes of $1,961,823 and $63,948, respectively, which are scheduled to expire in the years and in the amounts indicated below:


                  Net Operating      Research and
    Year               Loss           Development          Year of
 Generated         Carryforward        Credits           Expiration
--------------    --------------    --------------     --------------
    1989          $     322,845     $         -             2004
    1990                492,731               -             2005
    1991                329,096               -             2006
    1992                163,140             4,285           2007
    1993                 28,190               -             2008
    1994                327,089            19,727           2009
    1995                298,732             7,580           2010
    1997                    -              32,356           2012
                  --------------    --------------
                  $   1,961,823     $      63,948
                  ==============    ==============

In connection with the acquisition of the Company by fonix corporation, the Company's net operating loss carryforwards will be limited under Section 382 of the Internal Revenue Code. The Company estimates that the net operating loss carryforwards will be limited to approximately $1,275,000 per year.

(7)  COMMITMENTS AND CONTINGENCIES

On November 14, 1997, the Company entered into an agreement with Cybernetics InfoTech, Inc. ("Cybernetics") for the right to a use a nontransferable and nonexclusive software license. This license was granted by Cybernetics solely for the Company's own business purposes. The agreement required the Company to make an initial payment of $10,000 due on November 17, 1997 and to make additional payments of $25,000 during 1998.

On September 23, 1997, the Company entered into a license agreement with General Magic, Inc. ("General Magic"). The Company granted to General Magic a perpetual, irrevocable, worldwide license in a specific field of use to use, reproduce, publicly display and distribute the Company's text-to-speech software in connection with General Magic's voice accessed integrated network service (the "Licensed Field of Use"). The license is exclusive for the Licensed Field of Use for the first three years and non-exclusive thereafter. Under the terms of the license agreement, the Company is entitled to royalty payments based upon monthly subscriber revenue from the use of the integrated network service. Additionally, the Company granted an option having an indefinite term to General Magic to purchase (1) a copy of the then-current text-to-speech source code and all source code documentation and (2) a license to use, reproduce, modify and create derivative works from the source code and documentation related solely to the Licensed Field of Use, for a cash payment of $2,500,000 and $2,500,000 in General Magic common stock. If General Magic exercises its purchase option, its obligation to pay royalties thereafter is extinguished.

fonix/AcuVoice, Inc. is involved with a certain dispute arising in the ordinary course of business. Management, after consultation with legal counsel, believes the outcome of this dispute will not have a material adverse effect on the Company's financial position or results of operations.

(8)  SIGNIFICANT CUSTOMERS

The license fees from General Magic represented approximately 78 percent of total revenue recognized by the Company for the year ended November 30, 1997.

During 1996, the Company entered into a license agreement with an agent. This agreement represented approximately 94 percent of the total revenue recognized by the Company for the year ended November 30, 1996. This license agreement allowed for the agent to market the Company's products in Taiwan.

Revenue from a single customer accounted for 67 percent of the total revenue recognized by the Company for the year ended November 30, 1995.

                         ACUVOICE, INC.

                         FINANCIAL STATEMENTS
                         AS OF FEBRUARY 28, 1998
                         AND FOR THE QUARTERS ENDED
                         FEBRUARY 28, 1998 AND 1997

                                 ACUVOICE, INC.

                                 BALANCE SHEET
                           AS OF FEBRUARY 28, 1998
                                 (Unaudited)


                                                                          1998
                                                                     --------------
                                      ASSETS
                                      ------

CURRENT ASSETS:
   Cash and cash equivalents                                         $     417,938
   Accounts receivable                                                       7,260
   Prepaid expenses                                                            800
                                                                     --------------
         Total current assets                                              425,998

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $19,968                                                    9,902
                                                                     --------------
         Total assets                                                $     435,900
                                                                     ==============


                   LIABILITIES AND STOCKHOLDERS' DEFICIT
                   -------------------------------------

CURRENT LIABILITIES:
   Note payable to fonix corporation                                 $     500,000
   Notes payable to stockholders                                            43,990
   Other note payable                                                       46,673
   Line of credit                                                           49,250
   Accounts payable                                                         80,279
   Accrued liabilities                                                      63,641
                                                                     --------------
         Total current liabilities                                         783,833
                                                                     --------------

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' DEFICIT:
  Preferred stock, 4,450,000 shares authorized:
    Series A, convertible; 2,000,000 shares issued and
      outstanding (aggregate liquidation preference of
      $1,000,000)                                                        1,000,000
    Series B, convertible; 50,000 shares issued and
      outstanding (aggregate liquidation preference of
      $300,000)                                                            300,000
    Series C, convertible; 1,846,000 shares issued and
      outstanding (aggregate liquidation preference of
      $230,750)                                                            230,750
    Series D, convertible; 200,000 shares issued and
      outstanding (aggregate liquidation preference of
      $100,000)                                                            100,000
    Series E, convertible; 200,000 shares issued and
      outstanding (aggregate liquidation preference of
      $400,000)                                                            400,000
    Common stock, no par value; 50,000,000 shares authorized;
      8,881,920 shares issued and outstanding                            1,042,437
    Accumulated deficit                                                 (3,421,120)
                                                                     --------------
         Total stockholders' deficit                                      (347,933)
                                                                     --------------
         Total liabilities and stockholders' deficit                 $     435,900
                                                                     ==============

  The accompanying notes are an integral part of this financial statement.

                                ACUVOICE, INC.

                           STATEMENTS OF OPERATIONS
             FOR THE QUARTERS ENDED FEBRUARY 28, 1998 AND 1997
                                 (Unaudited)

                                                     1998                 1997
                                                 --------------     --------------
REVENUES:

     Software sales                              $      50,808      $      17,249

OPERATING EXPENSES:
     Research and development                           60,774             65,073
     General and administrative                        176,115             40,330
                                                 --------------     --------------
             Total operating expenses                  236,889            105,403
                                                 --------------     --------------
OPERATING LOSS                                        (186,081)           (88,154)
                                                 --------------     --------------

OTHER INCOME (EXPENSE):
     Interest income                                     7,766                 56
     Interest expense                                   (7,941)            (9,525)
                                                 --------------     --------------
             Total other expense, net                     (175)            (9,469)
                                                 --------------     --------------
NET LOSS                                            $ (186,256)     $     (97,623)
                                                 ==============     ==============

    The accompanying notes are an integral part of these financial statements.

                                 ACUVOICE, INC.

                           STATEMENTS OF CASH FLOWS
                 FOR THE QUARTERS ENDED FEBRUARY 28, 1998 AND 1997
                                  (Unaudited)

              Increase (Decrease) in Cash and Cash Equivalents


                                                                               1998               1997
                                                                          --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                               $    (186,256)     $     (97,623)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation                                                              1,965              1,965
        Change in assets and liabilities:
            Decrease (increase) in accounts receivable                           (4,982)            16,950
            Increase (decrease) in accounts payable                              63,944             (1,604)
            Increase (decrease) in accrued liabilities                          (24,492)            24,953
                                                                          --------------     --------------
                Net cash used in operating activities                          (149,821)           (55,359)
                                                                          --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from (payments on) note payable to
     stockholder and officer                                                   (135,328)            18,000
   Payments on notes payable                                                   (100,000)              -
                                                                          --------------     --------------
                Net cash provided by (used in) financing activities            (235,328)            18,000
                                                                          --------------     --------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                      (385,149)           (37,359)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                803,087             44,179
                                                                          --------------     --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                $     417,938      $       6,820
                                                                          ==============     ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash paid for interest                                                 $      32,492      $        -

     The accompanying notes are an integral part of these statements.

                                ACUVOICE, INC.

                       NOTES TO FINANCIAL STATEMENTS

                                 (Unaudited)

(1)  NATURE OF OPERATIONS

AcuVoice, Inc. (the "Company") was a California corporation engaged in the development and marketing of text-to-human speech synthesis technology known as "concatenative speech synthesis." This is a software-only approach of achieving natural sounding speech from a computer. The Company develops and markets this technology and related products directly to end users, systems integrators and original equipment manufacturers located primarily in the western United States for use in the telecommunications, multi-media, education and assistive technology markets.

The accompanying unaudited financial statements of the Company reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three months ended February 28, 1998 are not necessarily indicative of the results that may be expected for the year ending November 30, 1998. These financial statements should be read in conjunction with the annual financial statements and the notes thereto included elsewhere in this Form 8-K/A.

On March 13, 1998, all of the Company's outstanding common stock was purchased by fonix Acquisition Corporation, a wholly owned subsidiary of fonix corporation, in a merger transaction. The consideration for the purchase was 2,692,216 shares of fonix corporation restricted common stock and a cash payment of approximately $8,000,000. Subsequent to the merger, fonix Acquisition Corporation changed its name to fonix/AcuVoice, Inc.

On March 9, 1998, all outstanding shares of all series of preferred stock were converted into 4,608,049 shares of common stock. Subsequent to February 28, 1998 and prior to March 13, 1998, all outstanding notes payable, with the exception of the line of credit and note payable to fonix corporation, were paid in full together with related interest. On March 30, 1998, the outstanding balance on the line of credit was paid in full together with related interest.

(2)  SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash equivalents consist of money market accounts at a bank. At February 28, 1998, the Company had deposits totaling $232,208 at one bank which exceeded the federally insured limit.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives of the related assets as follows:

        Computer equipment                       3 years
        Office equipment                         3 years

Maintenance and repairs are charged to expense as incurred. Gains or losses on sales or retirements of property and equipment are included in the determination of net income or loss in the year of disposition.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition." Revenue from software sales is recognized when the product is shipped to the customer. Revenue from license agreements is recognized as determined by the contract terms. The Company has no further obligations for training, post contract services or installation under its current software sales or license agreements.

Research and Development

Research and development costs include expenditures incurred to establish the technological feasibility of new software products or enhancements to existing software products and are expensed as incurred.

Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

Fair Value of Financial Instruments

The book value of the Company's financial instruments approximates fair value. The estimated fair values have been determined using appropriate market information and valuation methodologies.

(3)  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at February 28, 1998:


                                                   1998
                                            -----------------
      Computer equipment                    $      23,340
      Office equipment                              6,530
                                            -----------------
          Total                                    29,870

      Less accumulated depreciation               (19,968)
                                            -----------------
          Net property and equipment        $       9,902
                                            =================

(4)  NOTES PAYABLE

Note Payable to fonix corporation

At February 28, 1998, the Company had a short-term unsecured, non-interest bearing note payable to fonix corporation in the amount of $500,000. This loan was obtained in connection with fonix corporation's proposed acquisition of the Company (see Note 1). Subsequent to February 28, 1998, the Company borrowed an additional $50,000 from fonix corporation on the same terms.

Note Payable to Stockholder and Officer

At November 30, 1997, the Company had unsecured borrowings from a stockholder and officer of $135,328. Borrowings were unsecured, payable upon demand and bore interest at 8.5 percent. These borrowings and related interest were repaid on February 27, 1998. The Company believes the terms of the note payable were at least as favorable as the terms that could have been obtained from an unrelated third party in a similar transaction.

Notes Payable to Stockholders

On February 28, 1998, the Company had notes payable to stockholders of $43,990. Borrowings were unsecured, payable upon demand and bore interest at rates ranging from 10 to 12 percent. As of February 28, 1998, $6,000 of these notes payable were in default. All of these notes payable to stockholders and related interest were repaid prior to March 13, 1998. The Company believes the terms of the notes payable to stockholders were at least as favorable as the terms that could have been obtained from an unrelated party in similar transactions.

Other Note Payable

At February 28, 1998, the Company had a note payable due to a corporation of $46,673. Borrowings were unsecured, payable upon demand and bore interest at 12 percent. This note payable and related interest was paid in full on March 9, 1998.

Line of Credit

On April 11, 1997, the Company entered into a revolving line of credit agreement (the "Line of Credit") with a bank. Borrowings under the Line of Credit were limited to $50,000, unsecured and due April 1, 2007. The Line of Credit bore an interest rate of 10.5 percent as of February 28, 1998 and interest was payable monthly. The Company had outstanding borrowings of $49,250 under the Line of Credit at February 28, 1998. On March 30, 1998, fonix/AcuVoice, Inc. paid in full the Line of Credit balance and related interest.

(5)  PREFERRED STOCK

Preferred Stock Conversion - On March 9, 1998, all outstanding shares of all series of preferred stock were converted into 4,608,049 shares of common stock based upon the conversion rates described below.

Series A Preferred Stock - In August 1989, the Company authorized the issuance of 2,000,000 shares of Series A Preferred Stock ("Series A") with a liquidation preference of $0.50 per share for $1,000,000. Series A had a stated annual dividend rate of $0.05 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. As of February 28, 1998, Series A shares were convertible into common stock at a conversion rate of approximately 1.14 common shares for each Series A share. Series A shares had voting rights equal to one vote per share as calculated if the Series A shares were converted to common stock.

Series B Preferred Stock - In November 1989, the Company authorized the issuance of 50,000 shares of Series B Preferred Stock ("Series B") with a liquidation preference of $6.00 per share for $300,000. Series B had a stated annual dividend rate of $0.60 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. As of February 28, 1998, Series B shares were convertible into common stock at a conversion rate of approximately 1.22 common shares for each Series B share. Series B shares had voting rights equal to one vote per share as calculated if the Series B shares were converted to common stock.

Series C Preferred Stock - In September 1991, the Company authorized the issuance of 2,000,000 shares of Series C Preferred Stock ("Series C"). Of the authorized shares, 1,846,000 were issued with a liquidation preference of $0.125 per share. Series C had a stated annual dividend rate of $0.20 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. As of February 28, 1998, Series C shares were convertible into common stock at a conversion rate of
1.02 common shares for each Series C share. Series C shares had voting rights equal to one vote per share as calculated if the Series C shares were converted to common stock.

Series D Preferred Stock - In August 1993, the Company authorized the issuance of 200,000 shares of Series D Preferred Stock ("Series D") with a liquidation preference of $0.50 per share for $100,000. Series D had a stated annual dividend rate of $0.05 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9, 1998, no dividends were declared or paid. As of

February 28, 1998, Series D shares were convertible into common stock at a conversion rate of one common share for each Series D share. Series D shares had voting rights equal to one vote per share as calculated if the Series D shares were converted to common stock.

Series E Preferred Stock - In January 1995, the Company authorized the issuance of 200,000 shares of Series E Preferred Stock ("Series E") with a liquidation preference of $2.00 per share for $400,000. These shares were issued as consideration for the cancellation of a distributor agreement. Series E had a stated annual dividend rate of $0.20 per share. Dividends were not cumulative and did not have the right of accrual in the event that dividends were not declared or paid in any prior year. Through March 9,1998, no dividends were declared or paid. As of February 28, 1998, Series E shares were convertible into common stock at a conversion rate of one common share for each Series E share. Series E shares had voting rights equal to one vote per share as calculated if the Series E shares were converted to common stock.

(6)  INCOME TAXES

There were no income tax provisions/benefits or net assets/liabilities recorded for the quarters ended February 28, 1998 and 1997 due to the Company incurring a net operating loss for financial reporting and income tax purposes. Management has provided a valuation allowance equal to the amount of the deferred income tax assets related to the net operating loss carryforwards, capital loss carryovers and research and development credits due to the uncertainty of their realization.

As of February 28, 1998, the Company had net operating loss carryforwards and research and development credits for income tax reporting purposes of $2,148,079 and $63,948, respectively, which are scheduled to expire in varying amounts in the years 2004 to 2013.

In connection with the acquisition of the Company by fonix corporation, the Company's net operating loss carryforwards will be limited under Section 382 of the Internal Revenue Code. The Company estimates that the net operating loss carryforwards will be limited to approximately $1,275,000 per year.

(7)  COMMITMENTS AND CONTINGENCIES

On November 14, 1997, the Company entered into an agreement with Cybernetics InfoTech, Inc. ("Cybernetics") for the right to a use a nontransferable and nonexclusive software license. This license was granted by Cybernetics solely for the Company's own business purposes. The agreement required the Company to make an initial payment of $10,000 on November 17, 1997 and to make additional payments of $25,000 during 1998. As of February 28, 1998, the Company had paid $15,000 related to this license.

On September 23, 1997, the Company entered into a license agreement with General Magic, Inc. ("General Magic"). The Company granted to General Magic a perpetual, irrevocable, worldwide license in a specific field of use to use, reproduce, publicly display and distribute the Company's text-to-speech software in connection with General Magic's voice accessed integrated network service (the "Licensed Field of Use"). The license is exclusive for the Licensed Field of Use for the first three years and non-exclusive thereafter. Under the terms of the license agreement, the Company is entitled to royalty payments based upon monthly subscriber revenue from the use of the integrated network service. Additionally, the Company granted an option having an indefinite term to General Magic to purchase (1) a copy of the then-current text-to-speech source code and all source code documentation and (2) a license to use, reproduce, modify and create derivative works from the source code and documentation related solely to the Licensed Field of Use, for a cash payment of $2,500,000 and $2,500,000 in General Magic common stock. If General Magic exercises its purchase option, its obligation to pay royalties thereafter is extinguished.

fonix/AcuVoice, Inc. is involved with a certain dispute arising in the ordinary course of business. Management, after consultation with legal counsel, believes the outcome of this dispute will not have a material adverse effect on the Company's financial position or results of operations.

                     fonix corporation and Subsidiaries
                        [A Development Stage Company]
    Unaudited Pro Forma Condensed Consolidated Statements of Operations
                     For the Year Ended December 31, 1997


                                                                                        Pro Forma
                                                        fonix        AcuVoice, Inc.    Adjustments         Consolidated
                                                     corporation        (Note 1)         (Note 2)            Pro Forma
                                                    --------------   --------------   -----------------   --------------
Revenues                                            $         -      $     766,627    $         -         $     766,627
                                                    --------------   --------------   -----------------   --------------
Expenses:
     Research and development                           7,066,294          332,809          937,500 (a)       8,336,603
     General and administrative                        12,947,112          242,289              -            13,189,401
                                                    --------------   --------------   -----------------   --------------
        Total expenses                                 20,013,406          575,098          937,500          21,526,004
                                                    --------------   --------------   -----------------   --------------
Income (loss) from operations                         (20,013,406)         191,529         (937,500)        (20,759,377)
                                                    --------------   --------------   -----------------   --------------
Other income (expense):
     Interest income                                    1,199,610            4,716              -             1,204,326
     Interest expense                                  (2,758,288)         (38,057)             -            (2,796,345)
                                                    --------------   --------------   -----------------   --------------
        Total other expense, net                       (1,558,678)         (33,341)             -            (1,592,019)
                                                    --------------   --------------   -----------------   --------------
Loss before extraordinary item                        (21,572,084)         158,188         (937,500)        (22,351,396)

Extraordinary loss on extinguishment of debt             (881,864)             -                -              (881,864)
                                                    --------------   --------------   -----------------   --------------
Net income (loss)                                     (22,453,948)         158,188         (937,500)        (23,233,260)

Dividends on preferred stock                            2,721,991              -                -             2,721,991
                                                    --------------   --------------   -----------------   --------------
Net loss applicable to common stockholders          $ (25,175,939)   $     158,188    $    (937,500)      $ (25,955,251)
                                                    ==============   ==============   =================   ==============
Basic and diluted net loss per common share         $       (0.59)                                        $       (0.58)
                                                    ==============                                        ==============
Weighted average common shares outstanding             42,320,188                         2,692,216 (b)      45,012,404
                                                    ==============                    =================   ==============


                     fonix corporation and Subsidiaries
                        [A Development Stage Company]
    Unaudited Pro Forma Condensed Consolidated Statements of Operations
                  For the Three Months Ended March 31, 1998


                                                                                        Pro Forma
                                                          fonix        AcuVoice, Inc.    Adjustments         Consolidated
                                                       corporation        (Note 1)         (Note 2)            Pro Forma
                                                      --------------   --------------   -----------------   --------------
Revenues                                              $   1,295,785    $      50,808    $     (4,073) (c)   $   1,342,520
                                                      --------------   --------------   -----------------   --------------
Expenses:
     Purchased in-process research and development       17,839,840              -       (17,839,840) (d)             -
     Research and development                             2,701,203           60,774         234,375  (a)       2,977,590
                                                                                             (18,762) (c)
     General and administrative                           1,425,443          176,115         (19,614) (c)       1,581,944
                                                      --------------   --------------   -----------------   --------------
        Total expenses                                   21,966,486          236,889     (17,643,841)           4,559,534
                                                      --------------   --------------   -----------------   --------------
Income (loss) from operations                           (20,670,701)        (186,081)     17,639,768           (3,217,014)
                                                      --------------   --------------   -----------------   --------------

Other income (expense):
     Interest income                                        271,477            7,766             -                279,243
     Interest expense                                      (311,924)          (7,941)            -               (319,865)
                                                      --------------   --------------   -----------------   --------------
        Total other expense, net                            (40,447)            (175)            -                (40,622)
                                                      --------------   --------------   -----------------   --------------
Net income (loss)                                       (20,711,148)        (186,256)     17,639,768           (3,257,636)

Dividends on preferred stock                                131,660              -               -                131,660
                                                      --------------   --------------   -----------------   --------------
Net loss applicable to common stockholders            $ (20,842,808)   $    (186,256)   $ 17,639,768        $  (3,389,296)
                                                      ==============   ==============   =================   ==============
Basic and diluted net loss per common share           $       (0.46)                                        $       (0.07)
                                                      ==============                                        ==============
Weighted average common shares outstanding               45,740,942                        2,153,773  (b)      47,894,715
                                                      ==============                    =================   ==============

                     fonix corporation and Subsidiaries
                        [A Development Stage Company]
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENTS OF OPERATIONS

Note 1.  Basis of Presentation

The Company established a wholly owned subsidiary for the purpose of acquiring AcuVoice, Inc., a California corporation, in a merger transaction. After the acquisition, the subsidiary, which was the surviving entity, changed its name to fonix/AcuVoice, Inc. ("fonix/AcuVoice"). fonix/AcuVoice develops and markets text-to-speech or speech synthesis technologies and products directly to end-users, systems integrators and original equipment manufacturers for use in the telecommunications, multi-media, education and assistive technology markets. The acquisition was completed on March 13, 1998. The Company exchanged 2,692,216 shares of restricted common stock (having a market value of $16,995,972 on that date) and a cash payment of approximately $8,000,000 for all of the then outstanding common shares of AcuVoice, Inc. The AcuVoice, Inc. acquisition was accounted for as a purchase.

The excess of the purchase price over the estimated fair market value of the acquired tangible net assets of AcuVoice, Inc. was $25,339,840, of which $6,750,000 was capitalized as purchased core technology, $750,000 was capitalized as goodwill and $17,839,840 was expensed as purchased in-process research and development.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998, present the results of operations of the Company as if the acquisition of AcuVoice, Inc. had occurred on January 1, 1997. AcuVoice, Inc.'s fiscal year ended November 30 and fonix corporation's fiscal year ended December 31. The pro forma results have been prepared for illustrative purposes only and do not purport to be indicative of the results which would have occurred had the acquisition been effected on January 1, 1997, nor are they indicative of actual or future operating results. These unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the condensed consolidated financial statements and the notes thereto included in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and the historical financial statements of AcuVoice, Inc. and the notes thereto included elsewhere in this report on Form 8-K/A.

Note 2.  Pro Forma Adjustments

     (a) Amortization of $6,750,000 in purchased core technology and $750,000 in goodwill, which are being amortized on a straight-line basis over eight years.

     (b) Issuance of 2,692,216 shares of restricted common stock in connection with the acquisition. The weighted average increase in 1998 gives effect only to the period prior to the date of the actual issuance of these restricted common shares.

     (c) The historical operations of fonix/AcuVoice for the period from March 14, 1998 to March 31, 1998 are included in the operating results of fonix corporation for the three months ended March 31, 1998. The results of this 18-day period are eliminated from the pro forma condensed consolidated statement of operations for the three months ended March 31, 1998, so as not to be duplicative when consolidating with the results from the three-month period of AcuVoice, Inc.

     (d) Purchased in-process research and development in the amount of $17,839,840 was expensed at the date of the acquisition. This expense is a non recurring charge directly attributable to the acquisition and is therefore eliminated from the pro forma condensed consolidated statement of operations for the three months ended March 31, 1998.